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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in the Forms S-8, in Registration Statement Nos. 33-90712, 333-2916 and 333-2918 of Thompson PBE, Inc., of our report dated December 19, 1996 appearing in this Annual Report on Form 10-K of Thompson PBE, Inc. for the year ended September 30, 1996.





DELOITTE & TOUCHE LLP
Los Angeles, California
January 10, 1997